PURCHASE AND SALE AGREEMENT


                                      dated

                                January 1, 2000,

                                 by and between

  Asset Investors Operating Partnership, L.P., a Delaware limited partnership,

                                    as Buyer,

                                       and

   Community Acquisition and Development Corporation, a Delaware corporation,

                                    as Seller




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                           PURCHASE AND SALE AGREEMENT


                  THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into effective as of January 1, 2000 (the "Execution Date"), by and between Asset Investors Operating Partnership, L.P., a Delaware limited partnership ("Buyer"), and Community Acquisition and Development Corporation, a Delaware corporation ("Seller"), for the purpose of setting forth the agreement of the parties.

                                 R E C I T A L S

                  A. Seller is the owner of a fee simple interest in those certain mobile home spaces on that certain parcel of real property located at Stonebrook Mobile Home Park, in the City of Homosassa, County of Citrus, State of Florida, as more particularly described on Exhibit "A" attached hereto (the "Property"), compris ing a portion of a manufactured home community commonly known as "Stonebrook Mobile Home Park."

                  B. Seller desires to sell and Buyer desires to purchase the Property upon and subject to the terms and conditions set forth in this Agreement.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.       AGREEMENT TO PURCHASE AND SELL.

                  Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, all the rights, title, interests and claim of Seller in the Property, upon and subject to the terms and conditions set forth herein.

2.       PURCHASE PRICE.

                  The purchase price for the Property (the "Purchase Price") shall be the sum of one hundred fifty-seven thousand, one hundred sixty-four dollars and fifty-eight cents ($157,164.58) plus the forgiveness of indebtedness as identified on Exhibit

"B" attached hereto (the "Cancellation of Indebtedness"), subject to adjustment as hereinafter provided.

                  2.1 Cash. Buyer shall deliver to Seller the sum of $157,164.58 by wire transfer or Buyer's check payable to the order of the Seller on or before March 31, 2000.

                  2.2 Secured Indebtedness. Seller has advised Buyer that, as of the Execution Date, the Property is not encumbered by any liens securing indebtedness other than the indebtedness identified on Exhibit "B."

3.       ACTIONS PENDING CLOSING.

                  Upon the Closing, Seller shall transfer, contribute and convey to Buyer all the rights, title, interest and claim of Seller in the Property by a duly executed and acknowledged quitclaim deed. Prior to the Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Property, or cause the creation of any exception or encumbrance against or respecting the Property without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion.

4.       CONDITIONS TO CLOSING.

                  4.1 Buyer's Closing Conditions. The obligation of Buyer to complete the transactions contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the "Buyer's Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer (provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy it may have with respect to any breach hereunder by Seller):

                           4.1.1   Seller's   Due   Performance.   All   of  the
representations and warranties of Seller set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement.



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                           4.1.2 Bankruptcy.  No action or proceeding shall have
been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attach ment, execution, lien or levy shall have attached to or been issued with respect to Seller's interest in the Property or any portion thereof.

                           4.1.3 Leases. At the Closing, Seller shall assign all
of its rights and remedies under the Leases (including, without limitation, its right to any security deposits and prepaid rent) to Buyer and Buyer shall assume the obligations of Seller with respect thereto, pursuant to an assignment of leases and security deposits in the form of Exhibit "C" attached hereto (the "Assignment of Leases").

                           4.1.4 Non-Foreign Affidavit.  At the Closing,  Seller
shall deliver to Buyer a non-foreign affidavit in the form of Exhibit "D" attached hereto, executed by Seller (the "Non-Foreign Affidavit").

                           4.1.5   No   Moratoria.   No   moratorium,   statute,
regulation, ordinance, legislation, order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which is directed specifically at the Project and which would have a material adverse effect on the value of the Project.

                  4.2 Failure of Buyer's Closing Conditions. If any of the Buyer's Closing Conditions have not been fulfilled within the applicable time periods, Buyer may:

                           4.2.1 waive the Buyer's  Closing  Condition and close
in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

                           4.2.2  terminate  this Agreement by written notice to
Seller.

                  4.3 Seller's Closing Conditions. The obligation of Seller to complete the transactions contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the "Seller's Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller (provided, however, that any such waiver shall not affect Seller's abilities to pursue any remedy it may have with respect to any breach hereunder by Buyer):


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                           4.3.1   Buyer's   Due   Performance.   All   of   the
representations and warranties of Buyer set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

                           4.3.2  Deliveries.  Buyer  shall  have  delivered  to
Seller such documents or instruments as are required to be delivered by Buyer pursuant to the terms of this Agreement.

                  4.4 Failure of Seller's Closing Conditions. If any of the Seller's Closing Conditions have not been fulfilled within the applicable time periods, Seller may:

                           4.4.1 waive the Seller's Closing  Condition and close
in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

                           4.4.2  terminate  this Agreement by written notice to
Buyer.

5.       CLOSING.

                  5.1 Closing Date. Subject to the provisions of this Agreement, the Closing shall take place effective as of January 1, 2000 (the "Closing Date").

                  5.2 Deliveries by Seller. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Buyer the following documents and instruments, as applicable, in addition to all other items and payments required by this Agreement to be delivered by Seller at the Closing:

                           5.2.1 Deed.  An original  executed  and  acknowledged
Deed from Seller, conveying the Property to Buyer;

                           5.2.2  Non-Foreign  Affidavit.  An original  executed
Non-Foreign Affidavit from Seller;

                           5.2.3  Assignment  of Leases.  An  original  executed
Assignment of Leases, executed by Seller; and

                           5.2.4 Other.  Such other  documents and  instruments,
signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by


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Buyer or otherwise in order to effectuate  the  provisions of this Agreement and the Closing of the transactions contemplated herein.

                  5.3 Deliveries by Buyer. Buyer, at its sole cost and expense, shall deliver or cause to be delivered to Seller the following funds, documents and instru ments, in addition to the other items and payments required by this Agreement to be delivered by Buyer at the Closing:

                           5.3.1  Assignment  of Leases.  An  original  executed
Assignment of Leases, executed by Buyer; and

                           5.3.2 Other.  Such other  documents and  instruments,
signed and properly acknowledged by Buyer, if appropriate, as may be reasonably required by Seller or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

                  5.4 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees, charges and disbursements).

                  5.5 Deliveries by Seller. Seller shall deliver possession of the Property, subject to the Leases, to Buyer upon the Closing.

6.       SELLER'S REPRESENTATIONS AND WARRANTIES.

                  Seller represents and warrants to and agrees with Buyer, as of the Execution Date and as of the Closing Date, as follows:

                  6.1 Leases.

                           6.1.1 Lease Schedule. The schedule attached hereto as
Exhibit " E" (the "Lease Schedule") is true, correct and complete with respect to the leases, licenses, tenancies and other occupancy agreements (whether written or oral) now in effect at the Project (collectively, the "Leases").

                           6.1.2 Delivery of Leases.  True, correct and complete
copies of all Leases and all amendments, guarantees and other documents relating thereto shall be made available to Buyer.



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                           6.1.3 No  Pre-Paid  Rent.  Except as set forth on the
Lease Schedule, no Tenant has paid any rent for more than one (1) month in advance.

                           6.1.4 No Rent Concessions. Except as set forth on the
Lease Schedule, no Tenant is entitled to any rent concessions or other offsets against any rent payable by such Tenant after the Execution Date.

                  6.2 Litigation. There are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller's knowledge, threatened, against or affecting all or any portion of the Project and, to Seller's knowledge, there is no basis for any such action. Except for unlawful detainer or similar actions against Tenants that are brought in the ordinary course of Seller's operation of the Project, there are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Project or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Project without the prior written consent of Buyer. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's knowledge, threatened, against Seller.

                  6.3 Compliance with Laws. To Seller's knowledge, the Project is in full compliance with all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the Execution Date (collectively, "Laws"), including, without limitation, (a) the Americans with Disabilities Act, 42 U.S.C. ss. 12102, et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (b) all Laws with respect to zoning, building, fire, life safety, health codes and sanitation. Seller has received no notice of, and has no knowledge of, any condition currently or previously existing on the Project or any portion thereof which may give rise to any violation of any existing Law applicable to the Project if it were disclosed to the authorities having jurisdiction over the Project.

                  6.4 No Conflicts. The execution and delivery of this Agreement by Seller, the consummation of the transactions herein contemplated to be performed by Seller, and compliance with the terms of this Agreement by Seller will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, instrument or agreement, oral or


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written,  to which Seller is a party or by which Seller or its assets are bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

                  6.5 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  6.6 Seller's Authority; Validity of Agreements. Seller has full right, power and authority to transfer, contribute and convey the Property to Buyer as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed by Seller in connection herewith shall be, duly authorized, executed and delivered by Seller and shall be valid, binding and enforceable obligations of Seller.

                  6.7 Condition of Property. Except as otherwise expressly provided herein or in any of the Closing documents executed in connection herewith, Seller makes no representation or warranty as to the condition of the Property and Buyer is purchasing the Property "AS-IS," and "WITH ALL FAULTS."

                  6.8 Survival. All of the representations and warranties of Seller set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise disclosed in writing to Buyer) and shall survive the delivery of the Deed and the Closing.

7.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Buyer represents and warrants to Seller, as of the Execution Date and as of the Closing Date, as follows:

                  7.1 Due Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  7.2 Buyer's Authority; Validity of Agreements. Buyer has full right, power and authority to accept the Property from Seller as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this


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Agreement. The individual(s) executing this Agreement on behalf of Buyer and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is, and all other documents and instruments to be executed and delivered by Buyer in connection herewith shall be, duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

                  7.3 Survival. All of the representations and warranties of Buyer set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise disclosed in writing to Seller) and shall survive the delivery of the Deed and the Closing.

8.       ADDITIONAL COVENANTS OF SELLER.

                  In addition to the covenants and agreements of Seller set forth else where in this Agreement, Seller covenants and agrees that between the Execution Date and the Closing Date (or the date of earlier termination hereof, if applicable):

                  8.1 Title. Subject to the terms of Sections 8.2 and 8.3 hereof, Seller shall not directly or indirectly sell, contribute, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance, or enter into any agreement to do any of the foregoing, without the prior written consent of Buyer (which consent may be granted or withheld in Buyer's sole and absolute discretion).

                  8.2 Maintenance of Property. Seller shall operate and maintain the Property in accordance with Seller's past practice and all applicable Laws, rules and regulations affecting the Property or any portion thereof.

                  8.3 Service, Management and Employment Contracts. Seller shall not enter into any new service, property management or employment contract or extend, renew or replace any existing service, property management or employment contract in respect of the Property without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion), unless the same shall be cancel lable without penalty or premium, upon not more than thirty
(30) days' notice from the owner of the Property.






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9.       RISK OF LOSS.

                  9.1 Condemnation. If, prior to the Closing, all or any "Material Portion" (as hereinafter defined) is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than three (3) days after Buyer's receipt of such notice from Seller. Buyer shall have no right to terminate this Agreement as a result of any taking of any portion of the Property that is not a Material Portion. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price. As used herein, the term "Material Portion" shall mean any portion having a value in excess of $10,000.00.

                  9.2 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire or other casualty shall be borne and assumed by Seller. If, prior to the Closing any "Material Damage" (as hereinafter defined) occurs to any portion of the Property as a result of earthquake, hurricane, tornado, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than three (3) days after Buyer's receipt of such notice from Seller. Upon such termination, neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any damage or destruction of any portion of the Property that does not constitute Material Damage. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's option and cost) and Buyer shall receive, as a credit against the Purchase Price, an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement. If Buyer does not elect or has no right to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of any insurance claim. As used herein, the term "Material Damage" shall mean damage or destruction, the cost of repair of which exceeds $10,000.00.


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ARTICLES 10 AND 11 ARE NOT USED.

12.      BROKERS.

                  Buyer and Seller each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("Commission") shall or may become due or payable in connection with the transac tions contemplated hereby. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 12. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 12. The provisions of this Section 12 shall survive the Closing or earlier termination of this Agreement.

13.      MISCELLANEOUS PROVISIONS.

         1. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its principles of conflicts of law.

         2. Entire Agreement. This Agreement, including the exhibits and sched ules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

         3. Modification; Waiver. No supplement, modification, waiver or termi nation of this Agreement shall be binding unless executed in writing by


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                  the party to be bound  thereby.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver consti tute a continuing waiver unless otherwise expressly provided.

         4. Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered or certified mail, by telecopy or by Federal Express (or other reputable overnight delivery service) as follows:

To Buyer:                     Asset Investors Operating Partnership, L.P.,
                              a Delaware limited partnership
                              c/o Asset Investors Corporation
                              3410 S. Galena Street, Suite 210
                              Denver, CO 80231
                              Attention:    President
                              Telephone:    (303) 614-9400
                              Telecopy:     (303) 614-9401


With a Copy to:               Skadden, Arps, Slate, Meagher & Flom LLP
                              300 South Grand Avenue, Suite 3400
                              Los Angeles, California  90071
                              Attention:  Rick Madden, Esq.
                              Telephone:    (213) 687-5230
                              Telecopy:     (213) 687-5600

To Seller:                    Community Acquisition and Development Corporation,
                              a Delaware corporation
                              2 Ponds Edge Drive
                              P.O. Box 500
                              Chadds Ford, PA  19317
                              Attention:    President
                              Telephone:    (610) 388-9600
                              Telecopy:     (610) 388-9616

or to such other address or such other person as the addressee party shall have last designated by notice to the other parties. All Notices shall be deemed to have been given when received. All Notices given by telecopy shall be followed by the delivery


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of a hard copy of such Notice, provided that such Notice shall be deemed to have been given when received by telecopy.

         5. Expenses. Subject to the provision for payment of Closing Costs in accordance with the terms of Section 6.6 hereof and any other provision of this Agreement, whether or not the transactions con templated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agree ment shall be borne by such party.

         6.           Assignment.

                      1. Seller's Right to Assign. Seller shall not have the right, power or authority to assign all or any portion of this Agree ment or its rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, invol untarily or by operation of law, without Buyer's prior written consent.

                      2. Buyer's Right to Assign. Buyer shall have the right, power and authority to assign all or any portion of this Agreement or its rights hereunder or to delegate any duties or obliga tions arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's consent, to any affiliate of Buyer; provided, however, that no such assign ment or delegation shall relieve Buyer of its obligations or liabilities under this Agreement.

         7. Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

         8. Successors and Assigns; Third Parties. All of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, noth ing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         9. Counterparts. This Agreement may be executed in as many counter parts as may be deemed necessary and convenient, and by the differ ent parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         10. Headings. The Section headings of this Agreement are for conve nience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

         11. Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

         12. Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

         13. Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

         14. Post-Closing Access to Records. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of three (3) years after the Closing, Seller shall, at Seller's principal place of business, during Seller's normal business hours, make all of Seller's records relating to the Property available to Buyer for inspection and copying (at Buyer's sole cost and expense).

         15.          Exhibits.   All  exhibits   attached   hereto  are  hereby
                      incorporated by reference as though set out in full herein.

         16. Business Days. As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.


                      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                       BUYER:

                              ASSET INVESTORS OPERATING
                              PARTNERSHIP, L.P.,
                              a Delaware limited partnership

                              By:      Assets Investors Corporation,
                                       a Delaware corporation
                                       its general partner

                                       By:    /s/David M. Becker, 1/31/00
                                              ------------------------
                                              Name: David M. Becker
                                              Title: C.F.O

                       SELLER:

                              COMMUNITY ACQUISITION AND DEVELOPMENT
                              CORPORATION,
                              a Delaware corporation



                                       By:    /s/Joseph W. Gaynor
                                              ------------------------
                                              Name: Joseph W. Gaynor
                                              Title: President

                                LIST OF EXHIBITS


EXHIBIT "A"                   PROPERTY

EXHIBIT "B"                   CANCELLATION OF INDEBTEDNESS

EXHIBIT "C"                   ASSIGNMENT OF LEASES

EXHIBIT "D"                   NON-FOREIGN AFFIDAVIT

EXHIBIT "E"                   LEASE SCHEDULE

                                  EXHIBIT "B"

                          CANCELLATION OF INDEBTEDNESS


Loans from Seller to Buyer (including accrued but unpaid interest)       $74,107